UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NETWORK ENGINES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETWORK ENGINES, INC.

25 DAN ROAD

CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

February 6, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Network Engines, Inc., which will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109 on Tuesday, March 16, 2004 at 10:00 A.M., local time.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The Company’s Annual Report to Stockholders is also enclosed for your information.

All stockholders are invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to vote by proxy by completing, dating, signing and returning the enclosed Proxy Card. A postage-prepaid envelope is enclosed for that purpose.

Your shares cannot be voted unless you date, sign, and return the enclosed Proxy Card, or attend the Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Very truly yours,

John H. Curtis

President and

Chief Executive Officer

NETWORK ENGINES, INC.

25 DAN ROAD

CANTON, MASSACHUSETTS 02021

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Network Engines, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, March 16, 2004 at 10:00 A.M., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109. The purpose of the Meeting shall be to consider and act upon the following matters:

1.	To elect three Class I directors to hold office for a three-year term and until each of his successors has been duly elected and qualified;

2.	To increase the number of shares of common stock authorized for issuance under our 2000 Employee Stock Purchase Plan from 750,000 to 1,250,000;

3.	To increase the number of shares of common stock authorized for issuance under our 2000 Director Stock Option Plan from 500,000 to 825,000;

4.	To ratify the appointment of the firm of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending September 30, 2004; and

5.	To transact such other business as may properly come before the Meeting or any adjournment or postponements of the Meeting.

These items are more fully discussed in the following pages. Only stockholders of record at the close of business on January 20, 2004 will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

We hope that all stockholders will be able to attend the Meeting in person. In order to ensure that a quorum is present at the Meeting, please date, sign and promptly return the enclosed Proxy Card whether or not you expect to attend the Meeting. A postage-prepaid envelope, addressed to EquiServe, L.P., our transfer agent and registrar, has been enclosed for your convenience. If you attend the Meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

All of our stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

Douglas G. Bryant

Secretary

Canton, Massachusetts

February 6, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

NETWORK ENGINES, INC.

25 DAN ROAD

CANTON, MASSACHUSETTS 02021

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 16, 2004

INFORMATION ABOUT THE MEETING

General

We have sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote at our 2004 Annual Meeting of Stockholders (the “Meeting”) or any adjournment or postponement of the Meeting. The Meeting will be held on Tuesday, March 16, 2004 at 10:00 A.M., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

•	This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and Proxy Card to stockholders for the first time on or about February 6, 2004. In this mailing, we are also including our Annual Report to Stockholders for the fiscal year ended September 30, 2003 (“Fiscal 2003”).

Voting Rights and Outstanding Shares

The Board of Directors has fixed the close of business on January 20, 2004, as the record date for the Meeting or any adjournment or postponements thereof. Only stockholders who were record owners of shares of our common stock, $.01 par value per share, at the close of business on January 20, 2004 are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof. On that date, 36,466,663 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting. We have no other securities entitled to vote at the Meeting.

Voting in Person

To vote in person, you must attend the Meeting, and then complete and submit the ballot that will be provided to you at the Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on January 20, 2004, the record date for voting.

Voting by Proxy

To vote by proxy, you must complete and return the enclosed Proxy Card. Your Proxy Card will be valid only if you sign, date and return it for receipt by us prior to the Meeting. By completing and returning the Proxy Card, you will direct the designated persons to vote your shares at the Meeting in the manner you specify in the Proxy Card. If your complete the Proxy Card but do not specify how your shares are to be voted, then the designated persons will vote your shares in favor of the proposals described in this Proxy Statement. If any other business properly comes before the Meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Meeting is necessary to establish a quorum. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” will be counted as present.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors. Non-routine matters include matters such as amendments to stock plans.

Revoking a Proxy

A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Meeting in person, either by giving notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting. A notice of revocation must indicate the certificate number and number of shares to which such revocation relates and the aggregate number of shares represented by such certificates.

A copy of our Annual Report on Form 10-K for Fiscal 2003 as filed with the SEC, except for exhibits, will be furnished without charge to you upon written or oral request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021, telephone: (781) 332-1000. It may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

DISCUSSION OF PROPOSALS

Proposal 1: Election of Directors

The first proposal on the agenda for the Meeting is the election of John H. Curtis, Gary E. Haroian and Dennis A. Kirshy to serve as Class I directors for a three-year term beginning at the Meeting and ending at our 2007 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

Our Board of Directors is currently composed of eight persons, divided into three classes serving staggered terms of three years. Currently, there are three directors in Class I (whose terms expire at this Meeting), two directors in Class II (whose terms expire at the Annual Meeting of Stockholders in 2005) and three directors in Class III (whose terms expire at the Annual Meeting of Stockholders in 2006).

The election of directors requires a plurality of the votes cast at the Meeting, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominees receiving the most votes for election to the three Class I director positions are elected to those positions. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect. The persons designated on the enclosed Proxy Card will vote for the election of the nominees for Class I director unless the Proxy Card is marked otherwise or unless any particular nominee is unable or unwilling to serve. In the event that a nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unavailable to serve.

The Board of Directors, upon recommendation by the Nominating Committee, has nominated the current Class I directors standing for re-election. A brief biography of each of the nominees, as of January 20, 2004, follows. Information with respect to the number of shares of common stock beneficially owned by each nominee, directly or indirectly, as of December 31, 2003, appears herein under “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”.

Nominees For Term Expiring in 2007 (Class I Directors)

John H. Curtis

John H. Curtis, age 61, joined us in March 2001 as President and Chief Executive Officer. Mr. Curtis has served as one of our directors since March 2001. Prior to joining us, he was Vice President of Worldwide Sales at Artel Video Systems, Inc., from August 1996 to March 2001. Prior to Artel Video Systems, Mr. Curtis served as Senior Vice President of Worldwide Operations at Banyan Systems, Inc. from July 1995 to May 1996 and was Vice President of Worldwide Sales at Intellution Inc. from September 1992 to May 1995. From 1980 to 1992, Mr. Curtis held several senior-level management positions at Stratus Computer, Inc., including Chief Operating Officer, Vice President of Finance and Vice President of International Sales.

Gary E. Haroian

Gary E. Haroian, age 52, has served as one of our directors since June 2003. Mr. Haroian has provided consulting and advisory services to technology companies since December 2002. From April 2000 to

December 2002, Mr. Haroian held a variety of senior management positions, including roles as Chief Financial Officer, Chief Operating Officer and interim Chief Executive Officer, at Bowstreet Software, a leading provider of development tools for web applications. Prior to Bowstreet, he served as Senior Vice President of Finance and Administration and Chief Financial Officer at Concord Communications Inc., a maker of e-business management solutions, from February 1997 to April 2000. He also served as Chief Financial Officer, President and Chief Operating Officer, and Chief Executive Officer of Stratus Technologies Inc., a worldwide leader in fault-tolerant computers from 1983 to 1996. Mr. Haroian is a director of Aspen Technology, Inc., a publicly held company, and Silverback Technologies, Inc.

Dennis A. Kirshy

Dennis A. Kirshy, age 61, has served as one of our directors since July 1997. Mr. Kirshy is a private investor and has advised and invested in small technology companies in the networking, internetworking and computer industries since February 1993. Mr. Kirshy is Chairman of the Board of Seranoa Networks, Inc. and is also a director of several privately-held companies in the networking, telecommunications and software arenas.

The Board of Directors believes that approval of the election of the nominees for Class I director is in the best interests of the Company and its stockholders and therefore it recommends you vote FOR this proposal.

Proposal 2: Amendment to the 2000 Employee Stock Purchase Plan

At the Meeting, our stockholders will be asked to approve an amendment to increase the number of shares of common stock reserved for issuance under the 2000 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) from 750,000 to 1,250,000 shares (subject to appropriate adjustment in the event of stock splits, stock dividends or other capital changes).

On January 27, 2004, the board of directors, subject to stockholder approval, approved an amendment to the Employee Stock Purchase Plan to increase the number of shares of common stock available for purchase under the plan by 500,000 shares. The Board believes that the Employee Stock Purchase Plan is an important benefit in recruiting and retaining employees and that it is necessary to adopt the amendment in order to ensure that there are sufficient shares for all stock purchases under the plan through Fiscal 2006.

The amendment to increase the number of shares authorized for issuance under the Employee Stock Purchase Plan from 750,000 to 1,250,000 requires the affirmative vote of a majority of the votes cast at the Meeting. Votes may be cast as for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against. Broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

For information relating to securities authorized for issuance under all of our equity compensation plans as of September 30, 2003 see “Executive Officer Compensation - Equity Compensation Plan Information” below.

Plan Summary

The following is a brief summary of the Employee Stock Purchase Plan and is qualified in its entirety by reference to the Employee Stock Purchase Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page on the Internet at (http://www.sec.gov). In addition, you may obtain a copy of the plan at no charge upon oral or written request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts, 02021, telephone: (781) 332-1000.

General

The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. A total of 750,000 shares of our common stock are currently authorized to be issued under the plan. As of February 6, 2004, a total of 470,022 shares had been issued to our employees under the plan, and 279,978 shares remained available for future issuance. If our stockholders approve this Proposal 2 at the Meeting, there will be a total of 1,250,000 shares of common stock reserved for issuance under the plan and 779,978 shares will be available for future issuance. See “Benefits Under the 2000 Employee Stock Purchase Plan” below for certain information with respect to shares issued during Fiscal 2003 under the Employee Stock Purchase Plan.

Purpose

The Employee Stock Purchase Plan permits our employees and employees of our subsidiaries to purchase our common stock at a discounted price. The plan is designed to encourage and assist our employees in acquiring an equity interest in us through the purchase of our common stock.

Administration

The Employee Stock Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. Currently, the plan is administered by the Board of Directors. The Board of Directors or its committee has authority to make rules and regulations for the administration of the plan and its interpretations and decisions with regard to the plan are final.

Eligibility

All of our employees, including our employee-directors, and employees of our present or future subsidiaries who are customarily employed by us for more than twenty (20) hours a week and who are customarily employed by us for at least five months in a calendar year are eligible to participate in the Employee Stock Purchase Plan. However, no employee who owns or holds options to purchase, or who, as a result of participation in the plan, would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of our stock or any subsidiary of ours is eligible to participate in the plan. As of February 6, 2004, approximately 100 employees, including all of our executive officers, were eligible to participate in the plan.

Offering Periods

In general, the Employee Stock Purchase Plan is implemented by a series of offerings of six months duration (each an “offering period”), with new offering periods commencing on or about November 15 and May 15 of each year. During each offering period, payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. The Board or its committee may establish a different offering period not to exceed twelve months for each of the offerings and choose a different offering period for each offering.

Participation in the Plan

Eligible employees may participate in the Employee Stock Purchase Plan by completing an enrollment form and filing it with us at least five days prior to the commencement of the applicable offering period. Unless an employee files a new form or withdraws from the plan, his deductions and purchases will continue at the same rate for future offerings under the plan so long as the plan remains in effect.

Payment of Purchase Price; Payroll Deductions

The Employee Stock Purchase Plan permits eligible employees to purchase common stock through payroll deductions between 1% to 15% an employee’s compensation, subject to certain limitations. On the first day of an offering period, we will grant to each eligible employee who has elected to participate in the plan an option to purchase shares of our common stock. On the last day of the offering period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions.

Purchase Price

Under the terms of the Employee Stock Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of our common stock on either the first day or the last day of the offering period, whichever is lower. The fair market value of our common stock is the closing price as of such date as reported by NASDAQ.

Adjustments in the Event of Changes Affecting Common Stock and Acquisition Events

The Board of Directors is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, sale of all or substantially all of our assets, or similar event, our Board, in its discretion, may provide for substitution or adjustments of the options, or may shorten the current offering period to provide for an earlier exercise date.

Withdrawal from the Employee Stock Purchase Plan

An employee may at any time prior to the exercise date and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an offering. An employee’s withdrawal from an offering period does not have any effect upon his eligibility to participate in subsequent offering periods under the plan.

Termination of Employment

Termination of an employee’s employment for any reason, including retirement or death, cancels his participation in the Employee Stock Purchase Plan immediately. In such event, payroll deductions credited to the employee’s account will be returned to him, or in the case of death, to the person entitled thereto as provided in the plan.

Termination or Amendment

The Board may, at any time, amend or terminate the Employee Stock Purchase Plan.

Summary of United Sates Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Employee Stock Purchase Plan and with respect to the sale of our common stock acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which a participant may reside.

The Employee Stock Purchase Plan, and the right of employees to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to an employee until the shares purchased under the plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the employee will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year from the applicable date of purchase, the employee will recognize compensation income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the employee will recognize ordinary income equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Long-term capital gain will be subject to lower tax rates than short-term capital gain and compensation income. Compensation income will also be subject to a medicare tax and a social security tax, as applicable. The Internal Revenue Service has imposed a moratorium on the imposition of medicare and social security taxes upon the purchase of stock acquired under the plan. A participant’s actual tax rates will depend upon his or her personal circumstances.

The amount that a participant elects to have deducted from his or her base pay for the purchase of stock under the plan constitutes compensation income and is subject to withholding for income, medicare and social security taxes, as applicable. In addition, any compensation income that a participant has when he or she sells stock purchased under the plan will be subject to withholding for income, medicare and social security taxes, as applicable. The Internal Revenue Service has imposed a moratorium on the withholding of income, medicare and social security taxes upon the purchase of stock acquired under the plan. We will require participants to make arrangements to satisfy this withholding obligation.

We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized by employees upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Benefits Under the 2000 Employee Stock Purchase Plan

The following table sets forth, with respect to the 2000 Employee Stock Purchase Plan, (a) the market value of the shares of our common stock issued under the plan during the fiscal year ended September 30, 2003 based on a closing price of $6.41 on that date, minus the purchase price of such shares and (b) the number of shares of our common stock issued under the plan during the fiscal year ended September 30, 2003, as to the following:

•	the Named Executive Officers (as defined herein under “Executive Officer Compensation – Summary Compensation”);

•	all of our current executive officers as a group;

•	all of our current directors who are not executive officers as a group; and

•	all of our other employees as a group.

	2000 Employee Stock Purchase Plan
Name of Individual or Identity of Group or Position	Dollar Value ($)	Number of Shares Issued (#)
John H. Curtis, President and Chief Executive Officer, Director	100,177	17,990

Douglas G. Bryant, Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary	—	—

Michael D. Riley, Vice President of Marketing and Strategy	74,423	13,365

J. Donald Oldham, Vice President of OEM Appliance Sales (1)	82,715	14,854

Jeffrey A. Brandes, Vice President and General Manager of Distribution Operations (2)	—	—

All current executive officers as a group (5 persons)	257,315	46,209

All current non-executive directors as a group (7 persons) (3)	—	—

All current non-executive officer employees as a group (92 persons)	688,640	123,667

(1)	Mr. Oldham commenced employment with us in October 2002.
(2)	Mr. Brandes commenced employment with us in December 2002.
(3)	None of our non-executive directors participate in the 2000 Employee Stock Purchase Plan.

The Board of Directors believes that the amendment to increase the number of shares authorized for issuance under the 2000 Employee Stock Purchase Plan from 750,000 to 1,250,000 is in the best interests of the Company and its stockholders and therefore recommends that you vote FOR this proposal.

Proposal 3: Amendment to the 2000 Director Stock Option Plan

At the Meeting, our stockholders will be asked to approve an amendment to increase the number of shares of common stock reserved for issuance under the 2000 Director Stock Option Plan (the “Director Stock Option Plan”) from 500,000 to 825,000 shares (subject to appropriate adjustment in the event of stock splits, stock dividends or other capital changes).

On January 27, 2004, the board of directors, subject to stockholder approval, approved an amendment to the Director Stock Option Plan to increase the number of shares of common stock available for purchase under the plan by 325,000 shares. The Board believes that the Director Stock Option Plan is an important benefit in recruiting and retaining outside directors and that it is necessary to adopt the amendment in order to ensure that there are sufficient shares for option grants under the plan through Fiscal 2007.

The amendment to increase the number of shares authorized for issuance under the Director Stock Option Plan from 500,000 to 825,000 requires the affirmative vote of a majority of the votes cast at the Meeting. Votes may be cast as for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against. Broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

For information relating to securities authorized for issuance under all of our equity compensation plans as of September 30, 2003 see “Executive Officer Compensation - Equity Compensation Plan Information” below.

Description of the Plan

The following is a brief summary of the Director Stock Option Plan and is qualified in its entirety by reference to the Director Stock Option Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page on the Internet at (http://www.sec.gov). In addition, you may obtain a copy of the plan at no charge upon oral or written request to our Investor Relations Department, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts, 02021, telephone: (781) 332-1000.

General

All options granted under the Director Stock Option Plan are non-statutory options. A total of 500,000 shares of our common stock are currently authorized for issuance under the plan. As of February 6, 2004, options to purchase a total of 310,000 shares of our common stock had been issued to directors under the plan, and 190,000 shares remained available for future issuance. If our stockholders approve this Proposal 3 at the Meeting, there will be a total of 825,000 shares of common stock reserved for issuance under the plan and 515,000 shares will be available for future issuance. See “Benefits Under the 2000 Director Stock Option Plan” below for certain information with respect to options awarded during Fiscal 2003 and options anticipated to be award during Fiscal 2004 under the plan.

Purpose

The purpose of the Director Stock Option Plan is to encourage ownership in the Company by our non-employee directors whose continued services are considered essential to our future progress and to provide them with a further incentive to remain as our directors.

Administration

The Director Stock Option Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. Currently, the plan is administered by the Board of Directors. All questions concerning interpretation of the plan or any options granted under it will be resolved by the Board of Directors or a committee appointed by the Board and such resolutions will be final and binding on all persons having an interest in the plan.

Eligibility

Our non-employee directors are eligible to participate in the Director Stock Option Plan. As of February 6, 2004, seven directors were eligible to receive awards under the plan.

Description of Awards

Pursuant to the Director Stock Option Plan, each non-employee director who first becomes a non-employee director after the adoption of the plan will be granted an option to purchase 50,000 shares of common stock on the date of his or her initial election to our Board of Directors. Such option will vest ratably over four years on each anniversary of the date of grant. All current non-employee directors, with the exception of Mr. Richardson and Mr. Haroian, were elected to the Board prior to the adoption of the plan.

In addition, each non-employee director will receive an option to purchase 15,000 shares of common stock on the date of each annual meeting of stockholders commencing with the 2001 Annual Meeting of Stockholders (other than a director who was initially elected to the Board at any annual meeting or, if previously elected, at any time after the prior year’s annual meeting). Such annual option grants will vest upon the earlier of one year from the date of grant or the date immediately preceding the next annual meeting of stockholders, so long as the optionee remains our director.

Furthermore, the Board may grant additional options to purchase a number of shares, and having a vesting schedule, to be determined by the Board in recognition of services provided by a non-employee director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended. Because the granting of additional awards under the Director Stock Option Plan is discretionary, we cannot now determine the number or type of awards to be granted in the future to any particular person.

The exercise price per share of all options granted to directors under the Director Stock Option Plan is the fair market value of a share of common stock on the date of grant. While our common stock is listed on a national securities exchange or other nationally recognized trading system such as the NASDAQ National Market, this will be the closing price per share of our common stock on the date of grant.

Adjustments in the Event of Changes Affecting Common Stock and Acquisition Events

The Board of Directors is required to make appropriate and proportionate adjustments with respect to any outstanding awards granted pursuant to the Director Stock Option Plan if, through or as a result of any merger, consolidation, reorganization, stock split, reverse stock split, stock dividend, recapitalization, reclassification, or other similar transaction, (1) the outstanding shares of our common stock are exchanged for a different number or kind of securities of the Company or another entity, or (2) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of common stock.

In an acquisition event, meaning (1) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior to the event representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or the surviving or acquiring entity outstanding immediately after the event, (2) any sale of all or substantially all of the our assets, or (3) our complete liquidation, options outstanding under the Director Stock Option Plan will immediately become exercisable in full.

Termination or Amendment

The Board may, at any time, amend, suspend or terminate the Director Stock Option Plan.

Summary of United Sates Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards (“Director Options”) granted under the Director Stock Option Plan and with respect to the sale of our common stock acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which a participant may reside.

A participant will not recognize taxable income upon the grant of a Director Option. However, a participant who exercises a Director Option will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the Director Option on the exercise date over the exercise price.

With respect to the stock received upon exercise of a Director Option, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling the stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the stock and the participant’s tax basis in the stock. This capital gain or loss will be a long-term gain or loss if the participant has held the stock for more than one year prior to the date of the sale.

The grant of a Director Option under the Director Stock Option Plan generally will have no tax consequences to us. Moreover, the sale of any common stock acquired under the plan will generally not have any tax consequences to us. We will, however, be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the plan.

Benefits Under the 2000 Director Stock Option Plan

Benefits for Fiscal 2003

The following table sets forth, with respect to the 2000 Director Stock Option Plan, (a) the market value of the shares of our common stock underlying options granted under the plan during fiscal year ended September 30, 2003 based on a closing price of $6.41 on that date, minus the exercise price of such options and (b) the number of shares of our common stock subject to options granted under the plan during the fiscal year ended September 30, 2003, as to the following:

•	the Named Executive Officers (as defined herein under “Executive Officer Compensation – Summary Compensation”);

•	all of our current executive officers as a group;

•	all of our current directors who are not executive officers as a group; and

•	all of our other employees as a group.

2000 Director Stock Option Plan
Name of Individual or Identity of Group or Position	Dollar Value ($)	Number of Shares Issued (#)
John H. Curtis, President and Chief Executive Officer, Director (1)	—	—

Douglas G. Bryant, Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary (1)	—	—

Michael D. Riley, Vice President of Marketing and Strategy (1)	—	—

J. Donald Oldham, Vice President of OEM Appliance Sales (1)	—	—

Jeffrey A. Brandes, Vice President and General Manager of Distribution Operations (1)	—	—

All current executive officers as a group (5 persons) (1)	—	—

All current non-executive directors as a group (7 persons)	568,750	125,000

All current non-executive officer employees as a group (92 persons) (1)	—	—

(1)	None of our employees participate in the 2000 Director Stock Option Plan.

Anticipated Benefits for Fiscal 2004

During the fiscal year ending September 30, 2004, we anticipate options to purchase a total of 90,000 shares of our common stock will be granted to our non-employee directors (assuming all of our current directors continue to serve as directors through Fiscal 2004 and no additional non-employee directors are elected to the Board).

The Board of Directors believes that the amendment to increase the number of shares authorized for issuance under the 2000 Director Stock Option Plan from 500,000 to 825,000 is in the best interests of the Company and its stockholders and therefore recommends that you vote FOR this proposal.

Proposal 4: Ratification of the Selection of Independent Accountants

The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the year ending September 30, 2004 (“Fiscal 2004”). PricewaterhouseCoopers LLP has audited our financial statements for each fiscal year since our inception. At the Meeting, our stockholders will be asked to ratify the selection of PricewaterhouseCoopers LLP as our independent accounts for Fiscal 2004.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for Fiscal 2004. Votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal and will have the effect of a vote against. Broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our consolidated annual financial statements for Fiscal 2003 and Fiscal 2002, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	FY 2003	FY 2002
Audit Fees (1)	$284,250	$136,000
Audit Related Fees (2)	30,900	—
Tax Fees (3)	—	3,400
All Other Fees	—	—

Total	$315,150	$139,400

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filing requirements.
(2)	Audit-Related Fees consist of fees billed for professional services rendered for the audit of one of our employee benefit plans and for due diligence review conducted in connection with our acquisition of TidalWire Inc.
(3)	Tax Fees consist of fees billed for professional services rendered for state and international tax compliance.

All engagements for services by PricewaterhouseCoopers LLP or other independent accountants are subject to prior approval by the Audit Committee, however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers LLP in Fiscal 2003.

The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent accountants for the year ending September 30, 2004 is in the best interests of the Company and its stockholders and therefore recommends that you vote FOR this proposal.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters that may come before the Meeting, other than as set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the designated persons named in the Proxy Card to vote, or otherwise act, in accordance with their best judgment on such matters.

Deadline for Submission of Stockholder Proposals for the 2005 Annual Meeting

Proposals of stockholders intended to be presented at the 2005 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than September 11, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Douglas G. Bryant, Secretary, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

ADDITIONAL INFORMATION ABOUT DIRECTORS

Background Information About Directors Continuing in Office

Our Class II and Class III directors will continue in office following the Meeting. The terms of our Class II directors will end at our 2005 Annual Meeting of Stockholders, and the terms of our Class III directors will end at our 2006 Annual Meeting of Stockholders. Brief biographies of these directors, as of January 20, 2004, follow. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of December 31, 2003, appears herein under the heading “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”.

Directors Whose Terms Expire In 2005 (Class II Directors)

Frank M. Polestra

Frank M. Polestra, age 78, has served as one of our directors since May 1997. Mr. Polestra has been Managing Director of Ascent Venture Management, Inc., a manager of venture funds and investor in early-stage companies in the northeastern United States, since March 1999. Prior to his position with Ascent Venture Management, Mr. Polestra was President, Director and General Partner of Pioneer Capital Corporation, a venture capital management firm, from 1981 to 1999. Mr. Polestra is a director of Embarcadero Technologies, Inc., a publicly held company.

Fontaine K. Richardson

Fontaine K. Richardson, age 62, has served as one of our directors since October 2002. Mr. Richardson is a consultant and private investor. From 1983 to 2000, Mr. Richardson was a General Partner of Eastech Management Company, a venture capital management company. Mr. Richardson also co-founded Applicon, Inc. and serves on the board of directors of Mentor Graphics Corporation and ePresence, Inc. (formerly Banyan Systems, Inc.), two publicly held companies.

Directors Whose Terms Expire In 2006 (Class III Directors)

John A. Blaeser

John A. Blaeser, age 62, has served as one of our directors since October 1999. Since January 1996, Mr. Blaeser has served as President, Chief Executive Officer and Chairman of the Board of Concord Communications Inc., a maker of e-business management solutions. Mr. Blaeser served as Managing General Partner of EG&G Venture Partners from January 1990 to December 1995.

Lawrence A. Genovesi

Lawrence A. Genovesi, age 45, is a founder of the Company and has served as a director since October 1989. Mr. Genovesi is currently, and has been since 2001, President of Ammasso, Inc. a company in the communications and networking field. Mr. Genovesi was, from 1989 until 2001, our President, Chief Executive Officer and Chief Technology Officer. Mr. Genovesi also founded and served as Chief Executive Officer of New England Interconnection Devices, Inc., a contract manufacturer, from May 1985 to July 1988. From October 1982 to January 1983, Mr. Genovesi served as Vice President of

Engineering for Microsystems International, Inc., a computer manufacturer. From June 1981 to December 1982, Mr. Genovesi served as Director of Engineering for CPU Systems, Corp., a computer manufacturer and reseller.

Robert M. Wadsworth

Robert M. Wadsworth, age 43, has served as one of our directors since December 1999. He has been a Managing Director of HarbourVest Partners, LLC since January 1997 and Managing Director of Hancock Venture Partners, Inc. since 1998. Both HarbourVest Partners and Hancock Venture Partners are global private equity firms investing in industrial and information technology companies on a worldwide basis and are under common control. HarbourVest Partners is an affiliate of ours (see “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”). Mr. Wadsworth is a member of the board of directors of several domestic and international private companies, as well as the following publicly held companies: Concord Communications, Inc., ePresence, Inc. (formerly Banyan Systems, Inc.), Switchboard, Inc., and Trintech Group PLC.

Board and Committees

The Board of Directors is composed of Messrs. Genovesi, Blaeser, Curtis, Haroian, Kirshy, Polestra, Richardson and Wadsworth. Mr. Genovesi is the Chairman of the Board of Directors. The Board has determined that Messrs. Blaeser, Haroian, Kirshy, Polestra, Richardson and Wadsworth are “independent directors” as that term is defined by the applicable rules of NASDAQ.

The Board of Directors met 10 times during Fiscal 2003 and acted by written consent 6 times. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he served during Fiscal 2003. Pursuant to our Corporate Governance Guidelines all directors are encouraged to attend our Annual Meeting of Stockholders. All of our then serving directors were in attendance at our 2003 Annual Meeting. The Board of Directors has established a compensation committee (the “Compensation Committee”), an audit committee (the “Audit Committee”) and a nominating committee (the “Nominating Committee”).

Compensation Committee

The Compensation Committee, reviews executive salaries, administers any bonus, incentive compensation and stock option plans, and approves or recommends the Board to approve the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with management regarding retirement and other benefit plans and the compensation policies and practices. The Compensation Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004.

The Compensation Committee is currently composed of Messrs. Genovesi, Kirshy and Wadsworth. Mr. Kirshy is the Chairman of the Compensation Committee. The Board has determined that Messrs. Kirshy and Wadsworth are “independent” as that term is defined by applicable rules of NASDAQ. Although Mr. Genovesi is not “independent” as that term is defined by applicable NASDAQ rules, the Board has determined that Mr. Genovesi’s membership on the Compensation Committee is required by the best interests of the Company and our stockholders. The Compensation Committee met 5 times during Fiscal 2003 and acted by written consent 7 times during Fiscal 2003.

Audit Committee

The Audit Committee is responsible for the oversight of our accounting and financial reporting processes and the audits of our financial statements. In discharging its duties, the Audit Committee:

•	recommends the selection of our independent auditors;

•	reviews the effectiveness of our accounting policies and practices, financial reporting and internal controls;

•	reviews any transactions that involve a potential conflict of interest;

•	reviews and discusses audited financial statements with our management and our independent auditors;

•	reviews the scope of independent audit coverage and the fees charged by the independent accountants; and

•	reviews the independence of such accountants from our management.

The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004. A copy of the amended Audit Committee charter is attached as Appendix A to this Proxy Statement.

The Audit Committee is currently composed of Messrs. Haroian, Blaeser, Polestra and Richardson, each of whom the Board has determined is “independent,” as that term is defined by applicable rules of NASDAQ. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board has also designated Mr. Haroian, the Audit Committee’s chairman, as an “audit committee financial expert” as defined under Item 401(h)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee met 10 times during Fiscal 2003.

Nominating Committee

The Board formed the Nominating Committee in July 2003. The Nominating Committee is currently composed of Messrs. Richardson, Kirshy and Wadsworth. Mr. Richardson is the Chairman of the Nominating Committee. The Nominating Committee recommends to the Board the persons to be nominated for election as directors at any meeting of stockholders, develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees the evaluation of the Board. The Board has determined that each of the members of the Nominating Committee is “independent,” as that term is defined by applicable rules of NASDAQ. The Nominating Committee acts pursuant to a written charter, which was amended by the Board on January 27, 2004 and is attached to this Proxy Statement as Appendix B. The Nominating Committee did not meet during Fiscal 2003.

Director Candidates

Stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Nominating Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in the Company’s proxy card for the stockholder meeting at which his or her election is recommended.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and background to Mr. Richardson, Chairman of the Nominating Committee, at the address set forth below under “Stockholder Communications”. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. The Nominating Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating Committee did not retain any such advisers or consultants during Fiscal 2003.

Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria which are set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating Committee or the Board, by the procedures set forth herein under “Deadline for Submission of Stockholder Proposals for the 2005 Annual Meeting.”

At the Meeting, stockholders will be asked to consider the election of Gary E. Haroian who was originally proposed to the Board of Directors by certain of our directors that had prior business relationships with Mr. Haroian. The Board determined to include Mr. Haroian among its nominees.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Richardson, the Chairman of the Nominating Committee, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Richardson as the Chairman of the Nominating Committee considers to be important to the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of Douglas G. Bryant, Secretary, at Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2003, the members of the Compensation Committee were Messrs. Genovesi, Kirshy and Wadsworth. The issuance of options to such members of the Compensation Committee is discussed herein under “Compensation of Directors”.

From 1989 until 2001, Mr. Genovesi was our President, Chief Executive Officer and Chief Technology Officer. In January 2001, we entered into a series of agreements with Mr. Genovesi, including guaranteeing a personal loan obtained by Mr. Genovesi and entering into a reimbursement agreement, recourse note and pledge agreement with Mr. Genovesi. On January 2003, Mr. Genovesi satisfied his obligations in full under each of the guarantee, reimbursement agreement, recourse note and pledge agreement. These transactions are discussed in greater detail under “Certain Relationships and Related Party Transactions.”

Mr. Wadsworth is the managing director of the limited liability corporation that controls HarbourVest Partners, one of our significant stockholders (see “Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders”). We made a cash payment and issued shares of our common stock to HarbourVest Partners in connection with our acquisition of TidalWire. Mr. Wadsworth is also a director of PSI Holding Group Inc., the parent company of Akibia, Inc. We purchase certain products from Akibia, sell certain products to Akibia and have engaged Akibia to provide certain customer support, warranty fulfillment and professional services. In addition, Mr. Wadsworth has certain relationships with our directors outside of their positions on our Board of Directors. These relationships and transactions are discussed in greater detail under “Certain Relationships and Related Party Transactions.”

Compensation of Directors

We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. We also grant stock options to our non-employee directors pursuant to our 2000 Director Stock Option Plan. The plan provides that any non-employee director first elected to the Board after the date that the plan was adopted will receive a stock option award of 50,000 shares. All current non-employee directors, with the exception of Mr. Richardson and Mr. Haroian, were elected to the Board prior to the adoption of the plan. The Plan further provides that each year, as of the Annual Meeting of Stockholders, each non-employee director will receive a stock option award of 15,000 shares. The first of such annual grants took place as of the 2001 Annual Meeting of Stockholders. All options granted under our 2000 Director Stock Option Plan Options were granted at an exercise price equal to the last reported sale price of our common stock, as reported on The NASDAQ National Market on the date of grant.

From October 1, 2002 through June 16, 2003, directors were compensated $1,000 per Board meeting and $500 per Audit or Compensation Committee meeting. As a result of recent legislation and related regulations that require board members to devote more time to prepare for Board and Board Committee meetings and to the exercise of the attendant responsibilities as members of the Board and its committees, on June 16, 2003 director compensation was increased as follows: $1,500 per Board meeting attended in person and $1,000 per Board meeting conducted by telephone; $1,000 per Audit Committee meeting; $1,000 per Compensation Committee, Nominating Committee or Special Committee meeting attended in person and $500 per Compensation Committee, Nominating Committee or Special Committee meeting conducted by telephone. In addition, the Audit Committee Chairman receives an additional fee of $3,000 per year.

Report of the Audit Committee

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended September 30, 2003, the Audit Committee (i) reviewed and discussed the audited financial statements with the Company’s management, and with PricewaterhouseCoopers LLP, the Company’s independent accountants, (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the SEC.

AUDIT COMMITTEE

Gary E. Haroian

John A. Blaeser

Frank M. Polestra

Fontaine K. Richardson

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

The following table sets forth our executive officers, including their age and the position held as of January 20, 2004:

Name	Age	Position
John H. Curtis	61	President, Chief Executive Officer and Director

Douglas G. Bryant	46	Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary

Michael D. Riley	39	Vice President of Marketing and Strategy

J. Donald Oldham	61	Vice President of OEM Appliance Sales

Jeffrey A. Brandes	37	Vice President and General Manager of Distribution Operations

Richard P. Graber	43	Vice President of Engineering and Operations

John H. Curtis

See “ Proposal 1: Election of Directors — Nominees For Term Expiring in 2007 (Class I Directors)” above for information regarding the business experience of John H. Curtis.

Douglas G. Bryant

Douglas G. Bryant has served as our Secretary and Vice President of Finance and Administration since March 2000, Treasurer since January 1998 and Chief Financial Officer since September 1997. Prior to joining us, Mr. Bryant served as Chief Financial Officer of CrossComm Corporation, a manufacturer of internetworking products, including routers and switches, from July 1996 to June 1997, and as Corporate Controller from September 1989 to June 1996.

Michael D. Riley

Michael D. Riley joined us in July 2002 as Vice President of Marketing. Prior to joining us, Mr. Riley was the Chief Marketing Officer at Sonexis, Inc., a provider of collaboration solutions, from July 2001 to May 2002. Prior to Sonexis, Mr. Riley held a variety of senior management positions with Artel Video Systems, Inc. from July 1998 to July 2001, including Senior Vice President of Marketing and Worldwide Sales and Vice President of Marketing. Prior to Artel Video Systems, Mr. Riley held senior sales and marketing positions at Premisys Communications from 1994 to 1997 and Newbridge Networks Corporation from 1988 to 1993.

J. Donald Oldham

J. Donald Oldham joined us in October 2002 as Vice President of OEM Appliance Sales. Prior to joining us, Mr. Oldham was Vice President of Sales and Program Management at Manufacturers Services, Inc., a full-service global electronic manufacturing services and supply-chain company, from February 2001 to March 2002. From 1985 to 1998, Mr. Oldham held multiple senior management positions with Stratus Computer, including Senior Vice President of Worldwide Sales from 1994 to 1998. Mr. Oldham also held a variety of sales management positions at International Business Machines Corporation, from 1969 to 1985.

Jeffrey A. Brandes

Jeffrey A. Brandes has served as our Vice President and General Manager of Distribution Operations since our acquisition of TidalWire Inc. in December 2002. Mr. Brandes joined TidalWire as its President and Chief Executive Officer in May 2000. In 1997, Mr. Brandes co-founded and served as Director of Business Development at WebSpective, a content distribution and tracking software company. WebSpective was acquired by Inktomi Corporation in 1999. From November 1999 to May 2000, Mr. Brandes held a variety of sales and management positions at Inktomi. Prior to WebSpective, Mr. Brandes held a number of enterprise software senior sales and business development positions.

Richard P. Graber

Richard P. Graber joined us in October 2003 as Vice President of Engineering and Operations. Prior to joining us, Mr. Graber was the Vice President of Engineering and Operations at Jedai Broadband Networks, Inc., a developer of access technology for broadband providers. Prior to Jedai Broadband Networks, Mr. Graber was Vice President of Engineering for ViaGate Technologies, Inc. from November 2000 to August 2001. Prior to joining ViaGate Technologies, Mr. Graber held senior engineering positions at Dialogic, an Intel company, from June 1988 to December 2000.

Executive Officer Compensation

Summary Compensation

The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for each of our Named Executive Officers, comprised of (i) our Chief Executive Officer and (ii) our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of September 30, 2003, (collectively, the “Named Executive Officers”).

Long-Term Compensation Awards
		Annual Compensation		Number of Securities Underlying Options/SARs
Name and Principal Position	Year	Salary($)	Bonus($) (5)
John H. Curtis (1) President and Chief Executive Officer, Director	2003 2002 2001	$210,846 200,000 100,000	$129,547 97,771 —	200,000 — 1,225,526

Douglas G. Bryant Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	169,631 154,000 151,846	85,604 89,283 16,875	200,000 50,000 50,000

Michael D. Riley (2) Vice President of Marketing and Strategy	2003 2002 2001	170,000 32,692 —	79,387 — —	— 300,000 —

J. Donald Oldham (3) Vice President of OEM Appliance Sales	2003 2002 2001	156,731 — —	70,569 — —	— 300,000 —

Jeffrey A. Brandes (4) Vice President and General Manager of Distribution Operations	2003 2002 2001	157,383 — —	202,603 — —	300,000 — —

(1)	Mr. Curtis commenced employment with us in March 2001.
(2)	Mr. Riley commenced employment with us in July 2002.
(3)	Mr. Oldham commenced employment with us in October 2002.
(4)	Mr. Brandes commenced employment with us in December 2002.
(5)	Other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits contributed less than $50,000 or 10% of the total salary and bonus for each Named Executive Officer for that year.

Option Grants During Fiscal 2003

The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during Fiscal 2003:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
	Number of Securities Underlying Options/SARs Granted		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share (4)	Expiration Date
						5%	10%
John H. Curtis	200,000	(1)	8.5%	$0.98	12/30/2012	$123,263	$312,374
Douglas G. Bryant	200,000	(1)	8.5%	$0.92	4/22/2012	$115,717	$293,249
Michael D. Riley	—	(3)	—	$—	—	$—	$—
J. Donald Oldham	300,000	(2)	12.8%	$0.92	10/7/2012	$173,575	$439,873
Jeffrey A. Brandes	300,000	(1)	12.8%	$0.98	12/27/2012	$184,895	$468,560

(1)	Options vest over four years in equal quarterly installments.
(2)	Options vest over four years with 25% of options vesting one year from date of grant and 6.25% of options vesting quarterly thereafter.
(3)	Mr. Riley did not receive any stock compensation awards during Fiscal 2003.
(4)	Options were granted at an exercise price equal to the last reported sale price of our common stock, as reported on The NASDAQ National Market on the date of grant.
(5)	The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Options Exercised During Fiscal 2003

The following table sets forth information concerning options to purchase our common stock exercised by the Named Executive Officers during Fiscal 2003 and the number of securities underlying unexercised options that were held by each of the Named Executive Officers as of September 30, 2003.

	Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options at September 30, 2003		Value of Unexercised In-The-Money Options at September 30, 2003 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Curtis	—	$—	803,451	622,075	$4,403,224	$3,402,159
Douglas G. Bryant	96,671	$524,601	168,749	231,251	$833,557	$1,254,443
Michael D. Riley	—	$—	75,000	225,000	$401,250	$1,203,750
J. Donald Oldham	—	$—	56,250	243,750	$308,813	$1,338,188
Jeffrey A. Brandes	37,500	$116,981	18,750	243,750	$101,813	$1,323,563

(1)	Based on the closing sale price of our common stock on September 30, 2003 ($6.41), as reported by the NASDAQ National Market, less the option exercise price.
(2)	Fair market value of the common stock as of the date of exercise, minus the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of September 30, 2003. It does not include the additional securities that are the subject of the amendments to our 2000 Employee Stock Purchase Plan and our 2000 Director Stock Option Plan, such amendments are discussed in greater detail herein under “Proposal 2 – Amendment to the 2000 Employee Stock Purchase Plan” and “Proposal 3 – Amendment to the 2000 Director Stock Option Plan.”

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (4)
Equity compensation plans approved by security holders	5,149,580	$1.57	6,143,233
Equity compensation plans not approved by security holders	—	—	—

Total	5,149,580	$1.57	6,143,233

(1)	This table excludes an aggregate of 389,807 shares of our Common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of TidalWire Inc. The weighted-average exercise price of such assumed options is $0.36 per share.
(2)	Includes 4,884,580 shares of our common stock issuable under our 1999 Stock Incentive Plan and 265,000 shares of the our common stock issuable under our 2000 Director Stock Option Plan.
(3)	Includes 5,566,162 shares issuable under our 1999 Stock Incentive Plan, 387,071 shares of our common stock issuable under our 2000 Employee Stock Purchase Plan and 190,000 shares issuable under our 2000 Director Stock Option Plan. Shares issuable under our 1999 Stock Incentive Plan and our 2000 Director Stock Option Plan may be issued in the form of restricted stock or options to purchase our common stock.
(4)	On October 1 of each year commencing on October 1, 2000 through and including October 1, 2008, the number of shares of common stock reserved for issuance pursuant to our 1999 Stock Incentive Plan is automatically increased by the lesser of (a) 4,000,000 shares, (b) 5% of our outstanding stock on such date, or (c) an amount determined by the Board of Directors. For the one-year period commencing on October 1, 2003, the Board of Directors resolved not to increase the number of shares of common stock reserved for issuance pursuant to the 1999 Stock Incentive Plan. Notwithstanding the foregoing, in no event may the aggregate number of shares of common stock issued pursuant to awards granted under our 1999 Stock Incentive Plan exceed 20,047,902 shares. Through September 30, 2003, we had been authorized to issue 13,057,273 shares of restricted common stock or options to purchase our common stock. As a result, under the terms of our 1999 Stock Incentive Plan, we may be authorized in the future to issue an additional 6,990,629 shares of the restricted common stock or options to purchase our common stock.

Report of the Compensation Committee

General.    The Compensation Committee of the Company’s Board of Directors establishes compensation policies with respect to the Company’s executive officers. The Company’s executive compensation programs are intended to attract, retain and reward executive officers who contribute to the long-term success of the Company and enhance stockholder value. Each year the Compensation Committee approves, or recommends approval to the Board, executive compensation, including annual base salaries, bonus awards and stock option grants. In future years, the Compensation Committee will gauge the success of the compensation program in achieving its objectives and will consider the Company’s overall performance objectives. This report is submitted by the Compensation Committee and addresses the compensation policies for Fiscal 2003 as they affected Mr. Curtis in his capacity as President and Chief Executive Officer of the Company and the Company’s executive officers.

Compensation Philosophy.    The Company’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious management. In executing its compensation policy, the Company has three objectives: (i) to align the interests of its executive officers with the interests of the Company’s stockholders by basing a significant portion of an executive’s compensation on the Company’s performance, (ii) to attract and retain highly talented and productive executives, and (iii) to provide incentives for superior performance by the Company’s executives. To achieve these objectives, the Compensation Committee has designed a program that consists of base salary, short-term incentive compensation in the form of a cash bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company’s employees.

Base Salary.    In setting the annual base salaries for the Company’s executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. The Company regularly compares the salary levels of its executive officers with other leading companies in related industries through reviews of survey and other market data with a view toward setting compensation of its executives at comparable levels offered by other companies in these industries. However, while compensation surveys are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. This is particularly the case when the Company seeks to attract and hire executive personnel from outside the Company, where the Company must directly address the market rate for compensation of highly qualified people. The Compensation Committee therefore applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company, the skills and experience required for the job and the compensation level necessary to attract and retain key executives. The Compensation Committee also compares these elements with similar elements for other executives both inside and outside the Company.

Cash Bonus.    Cash bonuses are tied directly to the Company’s achievement of its goals and objectives and the contribution of the executive to such achievements. The Company first began to utilize a cash bonus program in February 2000, and substantially revised its criteria in April 2001. Under the revised cash bonus program, the Company will pay to each of the executive officers, on a quarterly basis, a percentage of their annual base salaries if the Company achieves selected financial and operational targets for the quarter.

Equity Ownership.    Executive officer compensation includes long-term incentives in the form of options to purchase shares of common stock. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company and link a meaningful portion of the executives’ compensation to the performance of the Company’s common stock.

The number of shares of common stock subject to stock option grants is generally intended to reflect the significance of the executive’s current and anticipated contributions to the Company. In determining the number and terms of options to grant an executive, the Compensation Committee primarily considers the executive’s past performance and the degree to which an incentive for long-term performance would benefit the Company.

The Company’s stock programs include long vesting periods to optimize the retention value of these options and to orient the interests of the Company’s executive officers to longer-term success. Generally, stock options granted upon the commencement of employment vest as follows: 25% upon the first anniversary of the date of grant and approximately 6.25% each quarter thereafter over three years. Stock options granted in subsequent years vest over four years, in equal quarterly installments, beginning with the first quarter subsequent to the grant. In either case, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

Although the Compensation Committee has discretion regarding the exercise price of any option, to date the exercise price of options granted by the Company has always been set at 100% of the fair market value of the stock on the grant date. The value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the price of the Company’s common stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

Chief Executive Officer Compensation.    The Compensation Committee has set Mr. Curtis’ total annual compensation, including compensation derived from the Company’s cash bonus and stock option programs, at a level it believed to be competitive with the chief executive officers of similarly capitalized companies, at similar stages of development, in related markets. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the Company’s general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Mr. Curtis, in his capacity as Chief Executive Officer and President, was eligible to participate in the same executive compensation program available to the Company’s other senior executives.

Effective January 1, 2003, Mr. Curtis’ annual base salary was increased from $200,000 per year to $215,000 per year. For Fiscal 2003, Mr. Curtis was also awarded quarterly bonuses totaling $129,547 of a target of $130,000, which was based, in part, upon attainment of the Company’s revenue and financial objectives.

During Fiscal 2003, under the leadership of Mr. Curtis as Chief Executive Officer, the Company completed its acquisition, and integration, of TidalWire Inc, which contributed an additional $38.0 million of revenues and $7.5 million of gross profit to the Company during Fiscal 2003 and helped the Company achieve profitability in its third and fourth fiscal quarters and reduce its Fiscal 2003 net loss by 90% versus Fiscal 2002. Under Mr. Curtis’ leadership in Fiscal 2003, the Company also began distributing server appliances through its distribution channel while continuing to achieve sequential quarterly revenue growth in both of its OEM Appliance and Distribution segments. The Company also added five new OEM appliance software partners and added over 150 new Value-added Resellers and Systems Integrator customers during Fiscal 2003. During Fiscal 2003, Mr. Curtis also guided the Company through its ISO 9001: 2000 certification process, which was completed in October of 2003 whereby the Company received its certification.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock option grants in a manner that complies prospectively with these performance-based requirements.

COMPENSATION COMMITTEE

Dennis A. Kirshy

Lawrence A. Genovesi

Robert M. Wadsworth

Employment, Termination of Employment and Change-in-Control Agreements

On March 21, 2001, we entered into an employment agreement with John H. Curtis. The employment agreement provides that Mr. Curtis will serve as Chief Executive Officer and President (or in such other position as the Board may determine) and the Company will support his election to become a member of its Board.

Pursuant to the terms of the employment agreement, Mr. Curtis’ base salary is subject to annual adjustment by the Board. Effective January 1, 2003, the Board increased Mr. Curtis’ annual base salary from $200,000 per year to $215,000 per year. Mr. Curtis is also eligible to receive a bonus targeted at $130,000 per year or such additional amount as determined by the Board. This bonus is based upon performance targets mutually agreed upon by the Company and Mr. Curtis. During Fiscal 2003, Mr. Curtis received a bonus of $129,547. Additionally, the employment agreement entitles Mr. Curtis to participate in all bonus and benefit programs the Company makes available to its employees and provides that he be granted options to purchase 525,225 shares of the Company’s common stock subject to vesting as determined by the Board.

Mr. Curtis’ employment is at will and may be terminated by him or by us upon thirty (30) days prior written days notice. For a period of two years after termination or cessation of his employment for any reason, Mr. Curtis may not directly or indirectly compete with the Company. If we terminate Mr. Curtis’ employment for Cause, Death or Disability (each as defined in the employment agreement), he will receive the compensation and benefits payable to him through the last day of his employment. If Mr. Curtis’ employment with us is terminated by us Without Cause (as defined in the retention agreement discussed below) or by Mr. Curtis for Good Reason (as defined in the retention agreement discussed below), then he will receive the amounts as set forth in the executive retention agreement we entered into with Mr. Curtis on April 12, 2002, which is described below.

We entered into retention agreements with Messrs. Curtis, Bryant, Mr. Riley, Oldham and Brandes in April 2002, November 2001, July 2002, October 2002 and November 2002, respectively. E retention agreement has a term of two years. These retention agreements were entered into in order to reinforce and encourage the executives’ continued employment with, and dedication to, the Company by providing for acceleration of vesting of options and restricted stock and a six-month severance period in certain circumstances.

Each retention agreement provides for full acceleration of all restricted stock and unvested options in the event the Company terminates the employee’s employment Without Cause (as defined therein), or the employee terminates employment for Good Reason (as defined therein), if such termination occurs prior to or concurrent with a Change in Control Date (as defined therein) or an Acquisition Event (as defined therein) during the term of the agreement. However, in the absence of a Change in Control Date or an Acquisition Event, if we terminate the employee’s employment Without Cause during the term of the agreement or the employee terminates employment for Good Reason during the term of the agreement, then all restricted stock and/or unvested options will vest as if the employee were employed for a period of six months after such termination and all outstanding options will be exercisable for up to six months after the termination.

Further, the retention agreements provide for certain severance payments in the event of termination of employment during the term of the agreement. If we terminate the employee Without Cause or the employee terminates employment for Good Reason during the term of the agreement, the employee will receive: (1) a lump sum payment of any payments due to such employee plus six months salary (or in the case of Mr. Curtis’ retention agreement and Mr. Oldham’s retention agreement, one-half of such employee’s highest base salary during the three year period prior to the execution of the retention agreement; and in the case of Mr. Brandes’ retention agreement, $100,000), (2) continued benefits for a period of six months, and (3) in the event such termination follows or accompanies a Change in Control Date, an additional lump sum payment of a pro-rated bonus for the current fiscal year and one-half of the highest bonus received by such employee in the prior three years.

INFORMATION ABOUT STOCK OWNERSHIP,

RELATED PARTY TRANSACTIONS AND PERFORMANCE

Stock Ownership of Directors, Officers and Greater-Than-5%-Stockholders

The following table sets forth, as of December 31, 2003, information concerning beneficial ownership of the our common stock by the following:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
HarbourVest Partners and affiliated entities (2)	5,890,926	16.2
One Financial Center, 44th Floor
Boston, Massachusetts 02111

Directors and Executive Officers

John H. Curtis (3)	926,554	2.5
Douglas G. Bryant (4)	245,418	*
Jeffrey A. Brandes (5)	470,530	1.3
Michael D. Riley (6)	112,500	*
J. Donald Oldham (7)	114,173	*
Richard P. Graber	—	*
John A. Blaeser	117,500	*
Lawrence A. Genovesi (8)	858,159	2.3
Gary E. Haroian	—	*
Dennis A. Kirshy (9)	323,500	*
Frank M. Polestra (10)	1,534,070	4.2
Fontaine K. Richardson (11)	12,500	*
Robert M. Wadsworth (12)	5,933,426	16.3
All directors and executive officers as a group (13 persons) (13)	10,759,414	28.1%

*	Less than 1 percent.
(1)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock that a person or group has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty (60) days of December 31, 2003 through the exercise of any stock option, warrant or other right are deemed outstanding for computing the percentage ownership of the person holding such right but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes 926,386 shares owned by HarbourVest Partners V – Direct Fund, L.P and 4,964,540 shares owned by HarbourVest Partners VI – Direct Fund, L.P. The sole voting and investment powers for HarbourVest Partners V - Direct Fund, L.P. and HarbourVest Partners VI - Direct Fund, L.P. are held by the managing members of HarbourVest Partners, LLC: Mr. Edward W. Kane and Mr. D. Brook Zug, both of whom must approve each voting and investment decision.
(3)	Includes 892,549 shares underlying options exercisable within 60 days of December 31, 2003.
(4)	Includes 218,749 shares underlying options exercisable within 60 days of December 31, 2003 and 4,998 shares held in a trust fund for Mr. Bryant’s children. Mr. Bryant disclaims beneficial ownership of all shares held in a trust for his children.
(5)	Includes 18,750 shares underlying options exercisable within 60 days of December 31, 2003.
(6)	Includes 112,500 shares underlying options exercisable within 60 days of December 31, 2003.
(7)	Includes 93,750 shares underlying options exercisable within 60 days of December 31, 2003.
(8)	Includes 390,000 shares underlying options exercisable within 60 days of December 31, 2003.
(9)	Includes 15,000 shares underlying options exercisable within 60 days of December 31, 2003 and 8,500 shares owned by Mr. Kirshy’s son, Wade G. Kirshy. Mr. Kirshy disclaims beneficial ownership of all shares owned by Wade G. Kirshy.
(10)	Includes 122,038 shares owned by Ascent Venture Partners, L.P., 1,151,726 shares owned by Ascent Venture Partners II, L.P., 39,408 shares owned by Ascent Venture Partners III, L.P., 633 shares owned by Ascent Management SBIC Corporation, 21,571 shares owned by Ascent Venture Management, LLC and 41,017 shares owned by Le Serre. Mr. Polestra may be deemed to have or share voting or investment power with respect to these shares. Mr. Polestra is a managing member or managing director of, or a managing member or managing director of the entity that controls, each of Ascent Venture Partners, L.P., Ascent Venture Partners II, L.P., Ascent Venture Partners III, L.P., Ascent Management SBIC Corporation and Ascent Venture Management, LLC. Mr. Polestra is also a partner of Le Serre. Mr. Polestra disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 42,500 shares underlying options exercisable within 60 days of December 31, 2003.
(11)	Includes 12,500 shares underlying options exercisable within 60 days of December 31, 2003.
(12)	Includes 926,386 shares owned by HarbourVest Partners V-Direct Fund, L.P. and 4,964,540 shares owned by HarbourVest Partners VI-Direct Fund, L.P. Mr. Wadsworth may be deemed to have or share voting or investment power with respect to these shares. He is a Managing Director of HarbourVest Partners, LLC, which controls HarbourVest Partners VI-Direct Fund, L.P. and HarbourVest Partners V-Direct Fund, L.P. Mr. Wadsworth disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 42,500 shares underlying options exercisable within 60 days of December 31, 2003.
(13)	Includes 1,838,798 shares underlying options exercisable within 60 days of December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the SEC and with us. Based on our review of copies of such forms, except as described below, each officer, director and 10% holder complied with his obligations in a timely fashion with respect to transactions in our securities during the fiscal year ended September 30, 2003.

John A. Blaeser, Dennis A. Kirshy, Frank M. Polestra, and Robert M. Wadsworth, each a director of the Company, failed to timely file a Form 4 in connection with receipt of stock options pursuant to our 2000 Director Stock Option Plan on March 15, 2003. Each director subsequently filed a Form 4 with the SEC on April 3, 2003 to report such transaction.

Frank M. Polestra, also failed to timely file a Form 4 to report the shares of our common stock he received as a stockholder of TidalWire Inc. in connection with our acquisition of TidalWire. Mr. Polestra subsequently filed a Form 4 with the SEC on January 10, 2003 to report such transaction and amended such filing on January 15, 2003.

Certain Relationships and Related Party Transactions

In January 2001, we entered into a series of related agreements with Lawrence A. Genovesi, currently our Chairman of the Board and formerly our President, Chief Executive Officer and Chief Technology Officer. We entered these agreements to avoid significant sales of our common stock by Mr. Genovesi as a result of a margin call on a personal loan collateralized by his holdings of our common stock. We guaranteed a personal loan obtained by Mr. Genovesi from a bank through a deposit of $1,051,850 of our cash with the bank, which was to expire in January 2002. In January 2002, we extended the guarantee period to January 2003. Mr. Genovesi also entered into an agreement with us whereby he agreed to reimburse us for any obligations incurred by us under the guarantee. Any unpaid balances under this reimbursement agreement bore interest at a rate of 10% per year. On January 6, 2003, pursuant to the guarantee, the bank applied $968,596 of our cash deposit to the repayment of Mr. Genovesi’s personal loan and refunded $83,254 to us. On January 27, 2003, Mr. Genovesi repaid us $974,168 to satisfy his obligations under the reimbursement agreement, including accrued interest. Of that amount, $456,276 was paid in cash and $517,892 was paid with the proceeds from the repurchase by us of 391,128 shares of our common stock owned by Mr. Genovesi. The purchase price was determined based on the average closing price of our common stock over the ten trading days prior to and including January 17, 2003.

In connection with our issuance of 375,000 shares of our common stock, Mr. Genovesi entered into a recourse note with us, in November 1999, in the principal amount of $90,000, bearing interest at an annual rate of 6.08% and payable upon the earlier of demand by us or November 18, 2004. In addition, in January 2001, Mr. Genovesi executed a revolving promissory note of up to $210,000 with us. This note had an interest rate of 5.9% per year and was due and payable in full upon the earlier of January 9, 2002 or 30 days following the date Mr. Genovesi ceased to be our employee. In November 2001, we repurchased 234,822 shares of our common stock from Mr. Genovesi for $225,195 in a private transaction. The purchase price was determined based on the average closing price of our common stock over the ten trading days prior to the purchase date. Mr. Genovesi used the proceeds to pay off all amounts outstanding under the promissory note of $140,343, to pay $39,813, including accrued interest, of the recourse note and to pay taxes incurred in connection with our repurchase of our common stock from him. Also in November 2001, we repurchased 93,750 shares of our common stock held by Mr. Genovesi as restricted stock for $22,500. The purchase price was equal to the price at which these shares were sold to Mr. Genovesi in November 1999. The proceeds were used to pay down $22,500 of the recourse note. At December 31, 2002, $22,500 remained outstanding under the recourse note, which Mr. Genovesi repaid on January 27, 2003 with the proceeds from the repurchase by us of 17,070 shares of our common stock owned by him. The purchase price was determined based on the average closing price of our common stock over the ten trading days prior to and including January 17, 2003. In conjunction with the guarantee, the reimbursement agreement and the note, Mr. Genovesi entered into a pledge agreement with us whereby he pledged to us all shares of our common stock owned by him as of the date of the agreement or subsequently acquired, and all options and other rights to acquire shares of our common stock owned by him as of the date of the agreement or subsequently acquired. Additionally, Mr. Genovesi pledged to us all additional securities or other consideration from time to time acquired by him in substitution for, or in respect of the pledged securities. If Mr. Genovesi had elected to sell any additional pledged securities during the term of the agreement, all proceeds of that sale would have been applied to any amounts payable under the reimbursement agreement. In addition to the pledged securities, the obligations of Mr. Genovesi under the reimbursement agreement were collateralized by a second mortgage on certain real property owned by him. As stated above, on January 27, 2003, Mr. Genovesi satisfied his obligations in full under each of the guarantee, the reimbursement agreement, the recourse note and the pledge agreement.

In April 2001, we entered into full recourse loan agreements with certain of our employees and officers, all of whom were our employees or officers at that time. We entered into these loan agreements to avoid substantial sales of our common stock by these employees and officers as a result of alternative minimum tax obligations incurred by these employees and officers in connection with their exercise of options to purchase shares of our common stock. The amount loaned to the employees and officers under the loan agreements was approximately $736,000, which was recorded net of approximately $228,000 of reserves for uncollectibility. Outstanding amounts under the loan agreements accrued interest at a rate of 4.63% per year and were originally due and payable in full upon the earlier of one year from the date of each individual agreement or thirty days after termination of employment with us, unless termination was involuntary and without cause. In conjunction with the loan agreements, each employee and officer pledged all shares of our capital stock, and options to purchase our capital stock, then owned, or acquired in the future, and any distributions on this pledged stock or proceeds from their sale. We included amounts due under these loan agreements in the balance sheet as notes receivable from stockholders.

In April 2002, one former officer’s loan was repaid in full, including accrued interest of approximately $2,500, through a payment to us of $29,727 of cash and a sale to us of 30,000 shares of our common stock in exchange for the retirement of $27,000 of the former officer’s note payable. The price per share of our common stock was based on the market price as of the close of business on the date of the repurchase. Because the amounts outstanding under certain of the loan agreements exceeded the value of our common stock pledged as collateral, in January 2002, we extended the repayment dates to September 2002 for loans with an aggregate principal amount of $226,996 due from one of our current officers and one of our former officers, and in March 2002 we extended the repayment dates to July

2002 for the remaining loans with a net principal amount of $255,000. Subsequently, in early July 2002, we also extended the repayment dates for these remaining loans to September 2002. In September 2002, loans to one current officer and one former officer totaling approximately $240,000 were repaid in full, including accrued interest of approximately $13,000, through sales to us of 230,777 shares of our common stock in exchange for the retirement of these loans. The remaining loans due from one former officer and one former employee totaling approximately $489,000 as of December 31, 2002, were repaid in full, including accrued interest of approximately $33,000, in January 2003 through the repurchase by us of 278,600 shares of our common stock. For all purchases noted above, the price per share of our common stock was based on the market price as of the close of business on the dates of these repurchases. As of December 31, 2002, we determined that there was no need for reserves for the uncollectibility of these stockholder notes receivable and reversed reserves of $228,000 as a decrease to general and administrative expenses during the three months ended December 31, 2002. As a result of company policy, as well as the Sarbanes-Oxley Act of 2002, we will not provide guarantees in any form to officers or directors in the future. In addition, current company policy prohibits officers from collateralizing personal debt with company stock.

In connection with our acquisition of TidalWire, we paid $1,144,615 to Ascent Venture Partners and $2,205,828 to HarbourVest Partners, two of our substantial stockholders. At the time of the acquisition, Ascent and HarbourVest owned approximately 18.1% and 16.3% of our outstanding common stock, respectively. Ascent and HarbourVest also owned 12.9% and 24.9% of the outstanding common stock of TidalWire, respectively. Pursuant to the terms of the merger agreement, we issued 480,706 shares and 926,386 shares of our common stock previously held as treasury stock to Ascent and HarbourVest, respectively, and made the cash payments mentioned above to Ascent and HarbourVest in exchange for all of the TidalWire common stock held by Ascent and HarbourVest. The consideration paid to Ascent and HarbourVest may be deemed to have been indirectly paid to Frank M. Polestra and Robert M. Wadsworth, two of our directors. As a managing member or general partner of each of the general partners that control Ascent, Mr. Polestra may be deemed to have indirectly received the $1,144,615 of cash paid to Ascent as well as beneficial ownership of 480,706 shares of our common stock issued to Ascent. As a managing director of the limited liability corporation that controls HarbourVest, Mr. Wadsworth may be deemed to have indirectly received the $2,205,828 of cash paid to HarbourVest as well as beneficial ownership of 926,386 shares of our common stock issued to HarbourVest.

In connection with the TidalWire acquisition, we engaged Akibia, Inc. to provide certain customer support and warranty fulfillment services related to our sales of fibre channel host bus adaptors (“HBAs”). Akibia charges us a fee for these services based upon our sales of HBAs. In the year ended September 30, 2003, we recognized $972,000 of expenses as a result of our customer support and warranty fulfillment services agreements with Akibia. In connection with these customer support and warranty fulfillment services agreements, we sell certain products to Akibia to allow Akibia to fulfill our warranty obligations for the HBAs. In the year ended September 30, 2003, we recorded revenues of approximately $122,000 from sales of HBAs to Akibia. We also purchase certain products sold through our Distribution segment from Akibia to fulfill customer orders. In the year ended September 30, 2003, we purchased approximately $139,000 of inventory from Akibia for resale to our Distribution segment customers. In addition, we have engaged Akibia to provide certain customer support and warranty fulfillment services to certain of our server appliance customers in both our OEM Appliance and Distribution segments. Under the terms of this agreement, we are obligated to pay

Akibia certain fixed fees and certain activity-based fees based on actual warranty experience. In the year ended September 30, 2003, we recorded expenses totaling approximately $29,000 related to this agreement. We have also engaged Akibia to perform certain professional services related to an upgrade of our customer resource management software system and may engage Akibia to perform other professional services in future periods. No costs were incurred related to this customer resource management software project or any other professional services in the year ended September 30, 2003. One of our directors, Robert M. Wadsworth, is also a director of PSI Holding Group, Inc., the parent company of Akibia. At the time we entered into this relationship, Ascent and HarbourVest each owned greater than 5% of our outstanding stock and greater than 5% of the outstanding stock of PSI. In addition, TidalWire had certain agreements with Akibia related to administration and accounting services and leased certain facilities from Akibia. These agreements terminated in March 2003. Payments related to these agreements by us during fiscal 2003 totaled $53,000. At September 30, 2003, we owe amounts outstanding to Akibia of approximately $193,000.

Several of our directors have relationships outside of their positions on our board of directors. John A. Blaeser, one of our directors, is the president and CEO of Concord Communications, Inc., a public company, and serves on its board of directors. Robert M. Wadsworth, also one of our directors, is a managing director of the limited liability corporation that controls HarbourVest Partners (and its affiliates), one of our significant stockholders. Mr. Wadsworth is also a director of Concord Communications, where he is the chairman of the compensation committee of its board of directors, which determines the compensation and benefits of Concord Communications’ executive officers, including the compensation of Mr. Blaeser. In addition, two of our directors, Mr. Wadsworth and Fontaine K. Richardson, are also directors of ePrescence Inc., a public company in which HarbourVest Partners and/or its affiliates own approximately 11.6% of the outstanding common stock. Further, Mr. Haroian was formerly Chief Financial Officer of Concord Communications while Mr. Blaeser was the Chief Executive Officer of that organization, and was formerly the Controller of Stratus Computer while Mr. Curtis was Chief Financial Officer of that organization.

Ascent Venture Partners and its affiliates, one of our stockholders, owns approximately 16% of the outstanding capital stock of Network Intelligence Corporation. Network Intelligence Corporation has a contract with us to purchase our products. At the time of the execution of the contract, Ascent Venture Partners was one of our significant stockholders. In the fiscal years ending September 30, 2002 and 2003, Network Intelligence purchased approximately $821,000 and $2.5 million, respectively, of our products. In addition, Frank Polestra, a member of our board of directors, is the managing member or general partner of each of the general partners that control Ascent Venture Partners (and its affiliates).

Comparative Stock Performance

The following graph compares the cumulative total return to holders of our common stock for the period from July 13, 2000, the date the our common stock was first traded on the NASDAQ National Market, through September 30, 2003 with the cumulative total return over such period of the NASDAQ Stock Market (U.S.) Index, and the RDG Technology Composite.

COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*

AMONG NETWORK ENGINES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG TECHNOLOGY COMPOSITE INDEX

The graph assumes the investment of $100 in our common stock (at the initial public offering price) and in each of such indices (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

In the proxy statement relating to our 2003 Annual Meeting, we compared the cumulative total return of holders of our common stock with the cumulative total return of the JP Morgan H&Q Technology Index, the NASDAQ Stock Market and the RDG Technology Composite. In this Proxy Statement we have omitted the comparison to the JP Morgan H&Q Technology Index because the index no longer exists.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee and the Comparison of Cumulative Total Return graph shall not be deemed to be incorporated by reference into any such filings.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ATTEND THIS MEETING YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN THE PROXY CARD.

By order of the Board of Directors,

John H. Curtis

President and Chief Executive Officer

Canton, Massachusetts

February 6, 2004

APPENDIX A

NETWORK ENGINES, INC.

AUDIT COMMITTEE CHARTER

(adopted by Board of Directors on 1/27/04)

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be “independent” as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.

Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

–	Receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

–	Review with the independent auditor:

•	audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process; and

•	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments.

–	Inquire of the independent auditor concerning the quality, not just the acceptability, of the Company’s accounting determinations, particularly with respect to revenue, earnings, significant items subject to estimate, and other judgmental areas. Ask the independent auditor whether management’s choices of accounting principles are, as a whole, conservative, moderate or aggressive; to provide significant examples of choices falling into each category; and to recommend whether any of such policies should be changed. Ask the independent auditor whether they would have prepared the Company’s financial statements differently if they were solely responsible.

–	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

–	Inform the independent auditor and Company management (including the Chief Financial Officer and Controller) that they should promptly contact the Audit Committee or its Chair about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. If the Chair is contacted about such an issue, he or she should confer with the independent auditor about the issue and decide whether it is necessary to contact the other members of the Audit Committee prior to the next scheduled meeting of the Committee.

–	Obtain and review a copy of the most recent inspection report of the independent audit firm issued by the Public Company Accounting Oversight Board pursuant to Section 104 of the Sarbanes-Oxley Act.

–	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated (Section 10A(b) of the Exchange Act requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specific conclusions with respect to such illegal acts).

–	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Review of Audited Financial Statements

6.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss generally the types of information to be disclosed in the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information), as well as in financial information and earnings guidance provided to analysts, rating agencies and others. The Audit Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be discharged generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance. Notwithstanding the foregoing, the Audit Committee should endeavor to review earnings releases prior to their issuance. In addition, the Audit Committee should discuss the results of the SAS 71 review performed by the independent auditor.

11.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

13.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

15.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

16.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with the independent auditor and Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.

Independent Advisors.    The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

NETWORK ENGINES, INC.

NOMINATING COMMITTEE CHARTER

(adopted by Board of Directors on 1/27/04)

A.	Purpose

The purpose of the Nominating Committee is to:

•	recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	oversee the evaluation of the Board and management.

B.	Structure and Membership

1.	Number. The Nominating Committee shall consist of such number of directors as the Board shall from time to time determine.

2.	Independence. Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating Committee shall be an “independent director” as defined by such rules.

3.	Chair. Unless the Board elects a Chair of the Nominating Committee, the Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of Nominating Committee members shall be as determined by the Board.

5.	Selection and Removal. Members of the Nominating Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating Committee from such Committee, with or without cause.

C.	Authority and Responsibilities

Board and Committee Membership

1.	Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee shall be responsible for recommending to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.

2.	Criteria for Selecting Directors. The Board’s criteria for selecting directors are as set forth in the Company’s Corporate Governance Guidelines. The Nominating Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

B-1

3.	Search Firms. The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

4.	Selection of Committee Members. The Nominating Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

Corporate Governance

5.	Corporate Governance Guidelines. The Nominating Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

Evaluation of the Board and Management; Succession Planning

6.	Evaluation of the Board. The Nominating Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board’s performance, to be discussed with the Board.

7.	Succession of Senior Executives. The Nominating Committee shall present an annual report to the Board on succession planning, which shall include transitional Board leadership in the event of an unplanned vacancy.

D.	Procedures and Administration

1.	Meetings. The Nominating Committee shall meet as often as it deems necessary in order to be perform its responsibilities. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Nominating Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

3.	Reports to the Board. The Nominating Committee shall report regularly to the Board.

4.	Charter. The Nominating Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Nominating Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

6.	Investigations. The Nominating Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

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APPENDIX C

NETWORK ENGINES, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Network Engines, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”). Seven Hundred and Fifty Thousand (750,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility.    All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and for more than five (5) months in a calendar year; and

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns five percent (5%) or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings.    The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each November 15 and May 15, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Notwithstanding anything to the contrary, the first Plan Period shall begin on the first date the Company has filed an effective registration statement on Form S-8 with the Securities and Exchange Commission for purposes of registering under the Securities Act of 1933 all shares of the Common Stock issuable under this Plan, and shall end on November 15, 2000.

4. Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least five (5) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of fifteen percent (15%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of up to fifteen percent (15%) in increments of one percent (1%). The minimum payroll deduction is initially one percent (1%) of Compensation and may be revised from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6. Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be eighty-five percent (85%) of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

24. Effective Date and Approval of Shareholders.    The Plan shall take effect on March 16, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

Adopted by the Board of Directors: March 16, 2000

Approved by the stockholders: May 17, 2000

APPENDIX D

NETWORK ENGINES, INC.

2000 DIRECTOR STOCK OPTION PLAN

1.	Purpose.

The purpose of this 2000 Director Stock Option Plan (the “Plan”) of Network Engines, Inc. (the “Company”) is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2.	Administration.

The Board of Directors (the “Board”) shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board, and if a committee is so appointed, all references to the Board in the Plan shall mean and relate to such committee.

3.	Participation in the Plan.

Directors of the Company who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) shall be eligible to receive options under the Plan.

4.	Stock Subject to the Plan.

(a) The maximum number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), which may be issued under the Plan shall be 500,000 shares, subject to adjustment as provided in Section 7.

(b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Terms, Conditions and Form of Options.

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a) (i) Automatic Option Grant Dates.    Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an “Option Grant Date.” Options shall automatically be granted to all non-employee directors as follows:

(x) each person who becomes a non-employee director after the adoption of this Plan shall be granted an option to purchase 50,000 shares of Common Stock on the date of his or her initial election to the Board; and

(y) each non-employee director shall be granted an option to purchase 15,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company after the adoption of this Plan commencing with the Annual Meeting of Stockholders to be held following the end of fiscal year 2000 to be held in 2001 (other than a director who was initially elected to the Board at any such Annual Meeting or, if previously elected, at any time after the prior year’s Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting.

(ii) Periodic Grants of Options.    Subject to execution by the non-employee director of an appropriate option agreement, the Board may grant additional options to purchase a number of shares to be determined by the Board in recognition of services provided by a non-employee director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended from time to time.

(b) Option Exercise Price.    The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the Option Grant Date. If no sales of Common Stock were made on the Option Grant Date, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

(c) Transferability of Options.    Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

(d) Vesting Period.

(i) General.    Each option granted under the Plan pursuant to Section 5(a)(i)(x) above shall become exercisable (vest) in four equal annual installments beginning on the first anniversary of such Option Grant Date. Each option granted under the Plan pursuant to Section 5(a)(i)(y) above shall become exercisable in full upon the earlier of one year from the Option Grant Date or the date immediately preceding the next Annual Meeting of Stockholders. No further vesting shall occur with respect to an option granted pursuant to Section 5(a)(i)(x) or 5(a)(i)(y) after the optionee ceases to be a non-employee director of the Company. Each option granted under the Plan pursuant to Section 5(a)(ii) above shall become exercisable on such terms as shall be determined by the Board and set forth in the option agreement with the respective optionee.

(ii) Acceleration Upon Acquisition Event.    Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of an Acquisition Event (as defined in Section 8) with respect to the Company.

(iii) Right to Receive Restricted Stock.    Notwithstanding the provisions of Section 5(d)(i) above, the Board shall have the authority to grant options (including options granted pursuant to Section 5(a)(i) above) which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of stock acquired by the optionee on exercise of an option in the event such optionee’s service as a director terminates for any reason.

(e) Termination.    Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii) the first anniversary of the date on which the optionee ceases to serve as a director of the Company.

(f) Exercise Procedure.    An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(g) Exercise by Representative Following Death of Director.    An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.	Limitation of Rights.

(a) No Right to Continue as a Director.    Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

(b) No Stockholders’ Rights for Options.    An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

(c) Compliance with Securities Laws.    Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.	Adjustment Provisions for Mergers, Recapitalizations and Related Transactions.

If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board shall make an appropriate and proportionate adjustment in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the number and kind of shares or other securities subject to then outstanding options under the Plan, (y) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), and (z) the number and kind of securities to be granted pursuant to Section 5(a)(i), to the end that each option issued or to be issued shall be exercisable, for the same aggregate exercise price, for such securities as such option holder would have held immediately following such event if the option had been granted prior to such event he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.	Acquisition Event.

For purposes of the Plan, an “Acquisition Event” shall be deemed to have occurred only if any of the following events occurs: (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) any sale of all or substantially all of the assets of the Company; or (iii) the complete liquidation of the Company.

9.	Termination and Amendment of the Plan.

The Board may suspend or terminate the Plan or amend it in any respect whatsoever.

10.	Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.	Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

12.	Effective Date.

The Plan shall take effect upon the closing of the Company’s initial public offering of Common Stock.

Adopted by the Board of Directors on March 16, 2000.

Approved by the Stockholders on May 17, 2000.

NETWORK ENGINES, INC.

25 DAN ROAD

CANTON, MASSACHUSETTS 02021

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John H. Curtis, Douglas G. Bryant and Philip P. Rossetti, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NETWORK ENGINES, INC. (the “Company”) held of record by the undersigned on January 20, 2004 at the Annual Meeting of Stockholders to be held on March 16, 2004 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NETWORK ENGINES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

Edison, NJ 08818-8694

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

NETWORK ENGINES, INC.

☒ Please mark votes as in this example.

1. Election of Directors.

Nominee: (01) John H. Curtis

Nominee: (02) Gary E. Haroian

Nominee: (03) Dennis A. Kirshy

FOR ALL NOMINEES  ☐    WITHHELD FROM ALL NOMINEES  ☐

☐

For all nominees, except as written above

2. To amend the 2000 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance from 750,000 to 1,250,000.

FOR  ☐     AGAINST   ☐     ABSTAIN  ☐

3. To amend the 2000 Director Stock Option Plan to increase the number of shares of common stock authorized for issuance from 500,000 to 825,000.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

4. To ratify the appointment of PricewaterhouseCoopers LLP as Independent Accountants.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                              Date:                 Signature:                                      Date: